Exhibit 99.1

Avantax Reports First Quarter 2023 Results
Avantax continues to post record results in revenue, net new assets and percentage of total client assets held in advisory accounts. Also, for the first time in 7 years, the Company posted organic growth in our FP counts.

DALLAS, TX — May 8, 2023 — Avantax, Inc. (NASDAQ: AVTA), a leading provider of technology-enabled, tax focused financial solutions, today announced financial results for the first quarter ended March 31, 2023.

First Quarter Highlights and Recent Developments
•Avantax reported total revenue of $178.0 million, a new record, for the quarter. This represents an increase of 7% versus the first quarter of the prior year.
•Avantax continued to deliver net positive asset flows with $932 million for the first quarter, a new record.
•Avantax ended the first quarter with total client assets of $80.6 billion, $40.6 billion of which were advisory assets, representing 50.3% of total client assets, a new record.
•Avantax added $228 million of newly recruited assets during the quarter.
•The Company ended the first quarter with $145.0 million in cash and cash equivalents and $170.0 million outstanding indebtedness under its term loan, compared to $263.9 million in cash and cash equivalents and no outstanding indebtedness under its credit facility at December 31, 2022.

Chris Walters, Chief Executive Officer of Avantax said, “During the first quarter, we continued to see record setting net asset flows with minimal attrition and continued positive momentum in newly recruited assets.” Mr. Walters continued, “Our acquisition pipeline with independent Financial Professionals currently affiliated with Avantax remains strong. I am also excited to report that we are now expanding our acquisitions to wealth management firms not currently affiliated with Avantax and expect to close at least two external deals this year.”
Summary Financial Performance: Q1 2023

($ in millions, except per share amounts)	Q1 2023	Q1 2022	Change
GAAP:
Revenue	$178.0	$166.4	7.0%

Income (loss) from continuing operations, net of income taxes	$(0.2)	$3.6	(105.6)%
Income from discontinued operations, net of income taxes	1.9	31.1	(93.9)%
Net Income	$1.7	$34.6	(95.1)%
Net Income (Loss) per share — Basic:
Continuing operations	$(0.01)	$0.07	(114.3)%
Discontinued operations	0.05	0.64	(92.2)%
Net Income per share — Basic	$0.04	$0.71	(94.4)%
Net Income (Loss) per share — Diluted:
Continuing operations	$(0.01)	$0.07	(114.3)%
Discontinued operations	0.05	0.63	(92.1)%
Net Income per share — Diluted	$0.04	$0.70	(94.3)%
Non-GAAP:
Adjusted EBITDA (1)	$28.1	$5.7	393.0%
_________________________
Note: Totals may not foot due to rounding.
(1)Adjusted EBITDA is a non-GAAP measure. See reconciliations of all non-GAAP to GAAP measures presented in this release in the tables below, including the definitions in the notes to such tables.

Full Year 2023 Outlook

($ in millions, except per share amounts)	Full Year 2023 Outlook
GAAP:
Revenue	$750.0 - $758.0
Net Income	$25.5 - $40.1
Net Income per share — Diluted	$0.63 - $0.96
Non-GAAP:
Adjusted EBITDA (1)	$124.5 - $135.5
____________________________
(1)Adjusted EBITDA is a non-GAAP measure. See reconciliations of all non-GAAP to GAAP measures presented in this release in the tables below, including the definitions in the notes to such tables.

Our expectations for 2023 financial performance assume 1% market growth per quarter from the end of Q1 2023. We assume no additional Fed Funds rate hikes or cuts subsequent to the May meeting decision. Our guidance assumes that we will drive meaningful cost efficiencies in the business, that will be realized throughout the year, with a larger amount following completion of the provision of transition services in connection with the TaxAct sale, which we believe will mostly be completed by the end of the third quarter 2023.
Conference Call and Webcast
A conference call and live webcast will be held on Tuesday, May 9, 2023 at 8:30 a.m. Eastern Time during which the Company will further discuss first quarter results and its outlook for full year 2023. We will also provide supplemental financial information to our results on the Investor Relations section of the Avantax corporate website at www.avantax.com prior to the call. A replay of the call will be available on our website.
About Avantax®
Avantax, Inc. (NASDAQ: AVTA) delivers tax-focused wealth management solutions for Financial Professionals, tax professionals and CPA firms, supporting our goal of minimizing clients’ tax burdens through comprehensive tax-focused financial planning. We have two distinct, but related, models within our business: the independent Financial Professional model and the employee-based model. We refer to our independent Financial Professional model as Avantax Wealth Management®. Avantax Wealth Management offers services through its registered broker-dealer, registered investment advisor (RIA), and insurance agency subsidiaries and is a leading U.S. tax-focused independent broker-dealer that works with a nationwide network of Financial Professionals operating as independent contractors. We refer to our employee-based model as Avantax Planning Partners℠. Avantax Planning Partners offers services through its RIA and insurance agency by partnering with CPA firms to provide their consumer and small-business clients with holistic financial planning and advisory services. Collectively, we had $80.6 billion in total client assets as of March 31, 2023. For more information on Avantax, visit www.avantax.com.

Source: Avantax

Investor Relations Contact:
Dee Littrell
Avantax, Inc.
(972) 870-6463
IR@avantax.com

Media Contacts:
Tony Katsulos
Avantax, Inc.
(972) 870-6654
tony.katsulos@avantax.com

Kendra Galante
StreetCred PR for Avantax
(402) 740-2047
kendra@streetcredpr.com
avantax@streetcredpr.com

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including without limitation, statements regarding the outlook of Avantax, Inc. (the “Company”), the anticipated business strategy and corporate focus of the Company following consummation of the sale of our tax software business (the “TaxAct Sale”) and the intended use of proceeds from the TaxAct Sale. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Forward-looking statements can also be identified by words such as “anticipates,” “believes,” “plans,” “expects,” “future,” “intends,” “may,” “will,” “would,” “could,” “should,” “estimates,” “predicts,” “potential,” “continues,” “target,” “outlook,” and similar terms and expressions, but the absence of these words does not mean that the statement is not forward-looking. Actual results may differ significantly from management’s expectations due to various risks and uncertainties including, but not limited to: our ability to effectively compete within our industry; our ability to generate strong performance for our clients and the impact of the financial markets on our clients’ portfolios; our expectations concerning the revenues we generate from fees associated with the financial products that we distribute; our ability to attract and retain financial professionals, employees, and clients, as well as our ability to provide strong client service; the impact of significant interest rate changes; our ability to maintain our relationships with third-party partners, providers, suppliers, vendors, distributors, contractors, financial institutions, industry associations, and licensing partners, and our expectations regarding and reliance on the products, tools, platforms, systems, and services provided by these third parties; political and economic conditions and events that directly or indirectly impact the wealth management industry; our ability to respond to rapid technological changes, including our ability to successfully release new products and services or improve upon existing products and services; our future capital requirements and the availability of financing, if necessary; the impact of new or changing legislation and regulations (or interpretations thereof) on our business, including our ability to successfully address and comply with such legislation and regulations (or interpretations thereof) and increased costs, reductions of revenue, and potential fines, penalties, or disgorgement to which we may be subject as a result thereof; risks, burdens, and costs, including fines, penalties, or disgorgement, associated with our business being subjected to regulatory inquiries, investigations, or initiatives, including those of the Financial Industry Regulatory Authority, Inc. and the Securities and Exchange Commission (the “SEC”); any compromise of confidentiality, availability, or integrity of information, including cyberattacks; risks associated with legal proceedings, including litigation and regulatory proceedings; our ability to close, finance, and realize all of the anticipated benefits of acquisitions, as well as our ability to integrate the operations of recently acquired businesses, and the potential impact of such acquisitions on our existing indebtedness and leverage; our ability to retain employees and acquired client assets following acquisitions; our ability to manage leadership and employee transitions, including costs and time burdens on management and our board of directors related thereto; our ability to develop, establish, and maintain strong brands; our ability to comply with laws and regulations regarding privacy and protection of user data; our assessments and estimates that determine our effective tax rate; our ability to protect our intellectual property and the impact of any claim that we infringed on the intellectual property rights of others; risks related to goodwill and acquired intangible asset impairment; our failure to realize the expected benefits of the TaxAct Sale; and disruptions to our business and operations resulting from our compliance with the terms of the transition services agreement entered into in connection with the TaxAct Sale. A more detailed description of these and certain other factors that could affect actual results is included in the Company’s most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date hereof, except as may be required by law.

AVANTAX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited) (In thousands, except per share amounts)

	Three Months Ended March 31,
	2023	2022
Revenue	$177,980	$166,403
Operating expenses:
Cost of revenue	108,252	121,188
Engineering and technology	2,721	1,814
Sales and marketing	26,181	22,174
General and administrative	32,401	23,875
Acquisition and integration	122	1,666
Depreciation	3,588	2,443
Amortization of acquired intangible assets	6,338	6,631
Total operating expenses	179,603	179,791
Operating loss from continuing operations	(1,623)	(13,388)
Interest expense and other, net	894	(53)
Loss from continuing operations before income taxes	(729)	(13,441)
Income tax benefit	481	16,993
Income (loss) from continuing operations	(248)	3,552
Discontinued operations
Income from discontinued operations before gain on disposal and income taxes	—	50,643
Pre-tax gain on disposal	2,539	—
Income from discontinued operations before income taxes	2,539	50,643
Income tax expense	(618)	(19,575)
Income from discontinued operations	1,921	31,068
Net income	$1,673	$34,620

Basic net income (loss) per share:
Continuing operations	$(0.01)	$0.07
Discontinued operations	0.05	0.64
Basic net income per share	$0.04	$0.71
Diluted net income (loss) per share:
Continuing operations	$(0.01)	$0.07
Discontinued operations	0.05	0.63
Diluted net income per share	$0.04	$0.70
Weighted average shares outstanding:
Basic	44,645	48,513
Diluted	44,645	49,747

AVANTAX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	March 31, 2023	December 31, 2022
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$144,955	$263,928
Accounts receivable, net	25,671	24,117
Commissions and advisory fees receivable	21,115	20,679
Prepaid expenses and other current assets	19,754	15,027
Total current assets	211,495	323,751
Long-term assets:
Property, equipment, and software, net	51,996	53,041
Right-of-use assets, net	18,962	19,361
Goodwill, net	266,279	266,279
Acquired intangible assets, net	261,072	266,002
Other long-term assets	37,466	35,081
Total long-term assets	635,775	639,764
Total assets	$847,270	$963,515
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,319	$7,531
Commissions and advisory fees payable	13,528	13,829
Accrued expenses and other current liabilities	111,569	111,212
Current deferred revenue	6,729	4,583
Current lease liabilities	5,160	5,139
Current portion of long-term debt	5,313	—
Total current liabilities	146,618	142,294
Long-term liabilities:
Long-term debt, net	157,680	—
Long-term lease liabilities	29,483	30,332
Deferred tax liabilities, net	21,013	20,819
Long-term deferred revenue	4,164	4,396
Other long-term liabilities	20,268	22,476
Total long-term liabilities	232,608	78,023
Total liabilities	379,226	220,317

Stockholders’ equity:
Common stock, par value $0.0001 per share—900,000 shares authorized; 43,234 shares issued and 39,095 shares outstanding as of March 31, 2023; 51,260 shares issued and 48,079 shares outstanding as of December 31, 2022	4	5
Additional paid-in capital	1,384,331	1,636,134
Accumulated deficit	(827,869)	(829,542)
Treasury stock, at cost—4,139 shares as of March 31, 2023 and 3,181 shares as of December 31, 2022	(88,422)	(63,399)
Total stockholders’ equity	468,044	743,198
Total liabilities and stockholders’ equity	$847,270	$963,515

AVANTAX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (In thousands)

	Three Months Ended March 31,
	2023	2022
Operating activities:
Net income	$1,673	$34,620
Less: Income from discontinued operations, net of income taxes	1,921	31,068
Income (loss) from continuing operations	(248)	3,552
Adjustments to reconcile income (loss) from continuing operations to net cash from operating activities:
Depreciation and amortization of acquired intangible assets	9,926	9,074
Stock-based compensation	7,802	5,380
Change in the fair value of acquisition-related contingent consideration	—	1,700
Reduction of right-of-use lease assets	399	353
Deferred income taxes	194	(652)
Amortization of debt discount and issuance costs	153	—
Accretion of lease liabilities	479	514
Other non-cash items	1,891	1,101
Changes in operating assets and liabilities, net of acquisitions and disposals:
Accounts receivable, net	(1,543)	5,489
Commissions and advisory fees receivable	(436)	2,183
Prepaid expenses and other current assets	(4,381)	(4,280)
Other long-term assets	(3,337)	(3,354)
Accounts payable	(3,212)	(2,302)
Commissions and advisory fees payable	(301)	(2,553)
Lease liabilities	(1,307)	(1,229)
Deferred revenue	1,914	1,892
Accrued expenses and other current and long-term liabilities	(7,005)	(9,815)
Net cash provided by operating activities from continuing operations	988	7,053
Investing activities:
Purchases of property, equipment, and software	(2,543)	(3,846)
Asset acquisitions	(2,018)	(751)
Net cash used by investing activities from continuing operations	(4,561)	(4,597)
Financing activities:
Proceeds from credit facilities, net of debt discount and issuance costs	161,543	—
Payments on credit facilities	—	(453)
Acquisition-related fixed and contingent consideration payments	(223)	—
Stock repurchases	(276,953)	(30,537)
Proceeds from stock option exercises	1,135	96
Tax payments from shares withheld for equity awards	(3,114)	(1,569)
Net cash used by financing activities from continuing operations	(117,612)	(32,463)
Net cash used by continuing operations	(121,185)	(30,007)
Net cash provided by operating activities from discontinued operations	—	10,788
Net cash provided (used) by investing activities from discontinued operations	2,212	(885)
Net cash provided by financing activities from discontinued operations	—	—
Net cash provided by discontinued operations	2,212	9,903
Net decrease in cash and cash equivalents	(118,973)	(20,104)
Cash and cash equivalents, beginning of period	263,928	100,629
Cash and cash equivalents, end of period	$144,955	$80,525

Supplemental cash flow information:
Cash paid for income taxes	$—	$850
Cash paid for interest	$108	$7,107

AVANTAX, INC.
Revenue Recognition
(Unaudited) (In thousands)
Revenues by major category are presented below:

	Three Months Ended March 31,
	2023	2022
Total revenue:
Advisory	$97,525	$107,169
Commission	41,472	47,655
Asset-based	33,887	5,663
Transaction and fee	5,096	5,916
Total revenue	$177,980	$166,403

AVANTAX, INC.
Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measures (1)
(Unaudited) (In thousands)
Adjusted EBITDA Reconciliation (1)

	Three Months Ended March 31,
	2023	2022
Net income (2)	$1,673	$34,620
Less: Income from discontinued operations, net of income taxes	1,921	31,068
Income (loss) from continuing operations, net of income taxes	(248)	3,552
Stock-based compensation	7,802	5,380
Depreciation and amortization of acquired intangible assets	9,926	9,074
Interest expense and other, net	709	53
Acquisition and integration—Excluding change in the fair value of acquisition-related contingent consideration	122	(34)
Acquisition and integration—Change in the fair value of acquisition-related contingent consideration	—	1,700
Contested proxy and other legal and consulting costs	646	2,920
Executive transition costs	5,227	—
TaxAct transaction related costs	2,631	—
Reorganization costs	1,739	—
Income tax benefit	(481)	(16,993)
Adjusted EBITDA (1)	$28,073	$5,652
Adjusted EBITDA Reconciliation for Forward-Looking Guidance (1)

	Ranges for year ending
	December 31, 2023
	Low	High
Net income	$25,500	$40,050
Stock-based compensation	22,500	21,500
Depreciation and amortization of acquired intangible assets	39,500	39,000
Interest expense and other, net	13,500	12,700
Restructuring	13,000	7,000
Acquisition, integration, and contested proxy, and other legal and consulting costs (3)	1,500	750
Income tax expense	9,000	14,500
Adjusted EBITDA (1)	$124,500	$135,500

Notes to Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measures
(1)We define Adjusted EBITDA as net income, determined in accordance with GAAP, excluding the effects of discontinued operations, stock-based compensation, depreciation and amortization of acquired intangible assets, interest expense and other, net, acquisition and integration costs, contested proxy and other legal and consulting costs, executive transition costs, TaxAct transaction related costs, reorganization costs, and income tax benefit. Interest expense and other, net primarily consists of interest expense, net, and other non-operating income. It does not include the income associated with the transition services agreement signed in connection with the TaxAct Sale as this income offsets costs included within income from continuing operations. Acquisition and integration costs primarily relate to the acquisitions of Avantax Planning Partners and 1st Global.
We believe that Adjusted EBITDA provides meaningful supplemental information regarding our performance. We use this non-GAAP financial measure for internal management and compensation purposes, when publicly providing guidance on possible future results, and as a means to evaluate period-to-period comparisons. We believe that Adjusted EBITDA is a common measure used by investors and analysts to evaluate our performance, that it provides a more complete understanding of the results of operations and trends affecting our business when viewed together with GAAP results, and that management and investors benefit from referring to this non-GAAP financial measure. Items excluded from Adjusted EBITDA are significant and necessary components to the operations of our business and, therefore, Adjusted EBITDA should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income (loss). Other companies may calculate Adjusted EBITDA differently and, therefore, our Adjusted EBITDA may not be comparable to similarly titled measures of other companies.
(2)As presented in the condensed consolidated statements of operations (unaudited).
(3)The breakout of components cannot be determined on a forward-looking basis without unreasonable efforts.